Exhibit 99

Form 4 Joint Filer Information

Name: SunTx CPI Expansion Fund GP, L.P.
Address: 5420 LBJ Freeway, Suite 1000, Dallas, TX 75240
Date of Event Requiring Statement:  04/18/19

Name:  SunTx Capital Partners L.P.
Address: 5420 LBJ Freeway, Suite 1000, Dallas, TX 75240
Date of Event Requiring Statement:  04/18/19

Name:  SunTx CPI Expansion Fund, L.P.
Address: 5420 LBJ Freeway, Suite 1000, Dallas, TX 75240
Date of Event Requiring Statement:  04/18/19

Name:  SunTx Fulcrum Fund Prime, L.P.
Address: 5420 LBJ Freeway, Suite 1000, Dallas, TX 75240
Date of Event Requiring Statement:  04/18/19


Name:  SunTx Fulcrum Dutch Investors Prime, L.P.
Address: 5420 LBJ Freeway, Suite 1000, Dallas, TX 75240
Date of Event Requiring Statement:  04/18/19

Name:  Ned N. Fleming, III
Address: 5420 LBJ Freeway, Suite 1000, Dallas, TX 75240
Date of Event Requiring Statement:  04/18/19

Name:  Craig Jennings
Address: 5420 LBJ Freeway, Suite 1000, Dallas, TX 75240
Date of Event Requiring Statement:  04/18/19

Name:  Mark R. Matteson
Address: 5420 LBJ Freeway, Suite 1000, Dallas, TX 75240
Date of Event Requiring Statement:  04/18/19